UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009 (July 1, 2009)

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01	Other Events.

On July 1, 2009, TRU 2005 RE Holding Co. I, LLC, which will be renamed Toys “R” Us Property Company I, LLC (the “Issuer”), MAP Real Estate, LLC (“MAP”), Wayne Real Estate Company, LLC (“Wayne”), TRU 2005 RE I, LLC (“TRU 2005”) and TRU 2005 RE II Trust (“TRU Trust” and, together with MAP, Wayne and TRU 2005, the “Guarantors”) and, to the limited extent set forth therein, Toys “R” Us, Inc. (the “Company”), are, or will be a party to, a purchase agreement (the “Purchase Agreement”), with the initial purchasers named therein (the “Initial Purchasers”), providing for the purchase for cash by the Initial Purchasers of $950,000,000 aggregate principal amount of 10.75% Senior Notes due 2017 (the “Notes”) of the Issuer. The Issuer is a wholly-owned subsidiary of the Company and the Guarantors are wholly-owned subsidiaries of the Issuer. The Issuer owns fee and leasehold interests in 359 properties in the United States which it leases on a long term basis to Toys “R” Us – Delaware, Inc., the operating entity for all of the Company’s North American businesses, pursuant to a master lease. The Notes are being issued at a price equal to 97.399% of their face amount at maturity. The Purchase Agreement contains customary representations, warranties and agreements and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The closing of the sale of the Notes is expected to occur on or about July 9, 2009.

The Issuer intends to use the cash proceeds from the offering of the Notes, together with the proceeds from the transfer of certain properties to its affiliate Toys “R” Us – Delaware, Inc., cash contributions from the Company, and cash on hand to repay all outstanding borrowings under the Issuer’s existing $1.3 billion senior unsecured credit agreement. The Notes are solely the obligations of the Issuer and the Guarantors and are not guaranteed by the Company or Toys “R” Us – Delaware, Inc.

The Notes were offered and will be issued to the Initial Purchasers in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and will be resold by the Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Issuer will rely on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

The Initial Purchasers and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the Issuer, the Guarantors and certain of their affiliates, for which they receive customary fees and expense reimbursement. In addition, affiliates of certain of the Initial Purchasers are agents and lenders under certain credit facilities of Toys “R” Us – Delaware, Inc. and certain other subsidiaries of the Company.

On July 1, 2009, the Company issued a press release to announce the pricing of the Notes. A copy of the press release is being filed as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

This report shall not constitute an offer to sell or a solicitation of offers to buy any securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release dated July 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ F. Clay Creasey, Jr.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President – Chief Financial Officer

Date: July 2, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated July 1, 2009.